As filed with the Securities and Exchange Commission on May 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3718801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24275 Katy Freeway, Suite 600 Katy, Texas	77494
(Address of Principal Executive Offices)	(Zip Code)

U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan

(Full title of the plan)

Bryan A. Shinn

Chief Executive Officer

U.S. Silica Holdings, Inc.

24275 Katy Freeway, Suite 600

Katy, Texas 77494

(Name and address of agent for service)

(281) 258-2170

(Telephone number, including area code, of agent for service)

Copy to:

G. Scott Lesmes

Morrison & Foerster LLP

2100 L Street NW, Suite 900

Washington, D.C. 20037

(202) 887-1563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,500,000	$11.57	$17,355,000	$1,893.43

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act on the basis of $11.57 per share, the average of the high and low sale prices of our common stock on the New York Stock Exchange on May 17, 2021.

This Registration Statement is being filed by U.S. Silica Holdings, Inc. (the “Company”), in accordance with General Instruction E to Form S-8, to register 1,500,000 additional shares of common stock for issuance under the Third Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan, as amended (the “Plan”), as approved by the Company’s shareholders on May 13, 2021. The contents of the Company’s Registration Statement on Form S-8 (No. 333-179480) filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2012, the Registration Statement on Form S-8 (No. 333-204062) filed with the Commission on May 11, 2015, and the Registration Statement on Form S-8 (No. 333-238198) filed with the Commission on May 12, 2020, each relating to the Plan, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2020;

2.	The Registrant’s Quarterly Report on Form 10-Q for the Registrant’s quarter ended March 31, 2021;

3.	The Registrant’s Current Reports on Form 8-K filed on February 16, 2021 and May 14, 2021; and

4.

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 31, 2012, including any amendment or report filed for the purpose of updating that description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Our Commission File Number is 001-35416. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of U.S. Silica Holdings, Inc., effective May 4, 2017 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2017 (File No. 001-35416))

3.2	Third Amended and Restated Bylaws of U.S. Silica Holdings, Inc., effective May 4, 2017 (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2017 (File No. 001-35416))

5.1	Opinion of Morrison & Foerster LLP

10.1	Third Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2021 (File No. 001-35416))

23.1	Consent of Grant Thornton LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Katy, State of Texas, on May 21, 2021.

U.S. SILICA HOLDINGS, INC.

By:	/s/ BRYAN A. SHINN
Name:	Bryan A. Shinn
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of U.S. Silica Holdings, Inc. whose signature appears below hereby severally constitutes and appoints Bryan A. Shinn, Stacy Russell and Matthew Rinegar, and each of them individually (with full power to each of them to act alone), with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 21, 2021.

Signature	Title

/s/ BRYAN A. SHINN Bryan A. Shinn	Chief Executive Officer and Director (Principal Executive Officer)

/s/ DONALD A. MERRIL Donald A. Merril	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ CHARLES W. SHAVER Charles W. Shaver	Chairman of the Board of Directors

/s/ PETER C. BERNARD Peter C. Bernard	Director

/s/ DIANE K. DUREN Diane K. Duren	Director

/s/ WILLIAM J. KACAL William J. Kacal	Director